[LETTERHEAD OF MARK S. DODSON]



                                           July 13, 1998


     Northwest Natural Gas Company
     One Pacific Square
     220 N.W. Second Avenue
     Portland, Oregon  97209

     Dear Sirs:

           I hereby consent to the use of my name in the Prospectus included as part of Post-effective Amendment No. 1 to Northwest Natural Gas Company's Registration Statement on Form S-3 (Commission File No. 333-32989).

                                      Very truly yours,

                                      /s/ Mark S. Dodson

                                      MARK S. DODSON, ESQ.